Exhibit 2.1

Delaware

The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“REALPHA TECH CORP”, A DELAWARE CORPORATION, WITH AND INTO “REALPHA ASSET MANAGEMENT, INC.” UNDER THE NAME OF “REALPHA TECH CORP.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MARCH, A.D. 2023, AT 6:21 O’CLOCK P.M.

5863047 8100M SR# 20231088694	Authentication: 202981635 Date: 03-22-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:21 PM 03/21/2023 FILED 06:21 PM 03/21/2023 SR 20231088694 - FileNumber 5863047	CERTIFICATE OF OWNERSIDP AND MERGER MERGING
REALPHA TECH CORP.
WITH AND INTO
REALPHA ASSET MANAGEMENT, INC.

Pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), reAlpha Tech Corp., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the merger (the “Merger”) of the Corporation with and into reAlpha Asset Management, Inc., a Delaware corporation (the “Subsidiary”), with the Subsidiary remaining as the surviving corporation:

1. The Corporation owns more than 90% of the outstanding shares of each class of capital stock of the Subsidiary.

2_ The Board of Directors of the Corporation, by resolutions duly adopted by unanimous written consent on March 16, 2023 and attached hereto as Exhibit A, determined to merge the Corporation with and into the Subsidiary and to change the Subsidiary’s name to “reAlpha Tech Corp.” pursuant to Section 253 of the DGCL. Holders of at least a majority of the outstanding shares of each class of capital stock of the Corporation approved the Merger by written consent on March 20, 2023.

3. The Subsidiary shall be the surviving corporation of the Merger.

4. The Certificate of Incorporation of the Subsidiary, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“1. The name of the Corporation is reAlpha Tech Corp.”

5. The Certificate of Ownership and Merger and the Merger shall become effective upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer on the 20th day of March 2023.

REALPHA TECH CORP.

By	/s/ Giri Devanur
Name:	Giri Devanur
Title:	Chief Executive Officer

EXHIBIT A

(see attached)

REALPHA TECH CORP

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the members of the board of directors (the “Board”) ofreAlpha Tech Corp., a Delaware corporation (the “Corporation’’), do hereby take the following actions and do hereby adopt the following resolutions by written consent in lieu of a meeting, effective for all purposes as of March 16, 2023, in accordance with Section 141(f) of the Delaware General Corporation Law (the “DGCL”):

1. Merger of reAlpha Tech Corp with and into reAlpha Asset Management, Inc.

WHEREAS, the Corporation owns more than 90% of the issued and outstanding shares of common stock (the “Subsidiary Common Stock’’) of reAlpha Asset Management, Inc., a Delaware corporation (the “Subsidiary’’), and the Subsidiary has no outstanding shares of any class of capital stock other than the Subsidiary Common Stock;

WHEREAS, the Board deems it to be advisable and in the best interests of the Corporation and its stockholders to merge the Corporation with and into the Subsidiary pursuant to Section 253 of the DGCL (the “Merger”), with the Subsidiary being the surviving entity in the Merger (the “Surviving Corporation”); and

WHEREAS, the Merger and this Unanimous Written Consent are intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section l.368-2(g) and it is the intention of the parties that the Merger qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, LET IT BE:

RESOLVED, that the aforementioned recitals are hereby incorporated by reference.

RESOLVED FURTHER, that the Merger and the transactions contemplated thereby, are hereby approved.

RESOLVED FURTHER, that, effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Effective Time”), the Corporation shall be merged with and into the Subsidiary, and the Subsidiary shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of the Corporation in accordance with the DGCL.

RESOLVED FURTHER, that, at the Effective Time, by virtue of the Merger and without any action on the part of the Corporation, the Subsidiary, the Surviving Corporation or the holder thereof:

(a) each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Subsidiary Common Stock to be cancelled pursuant to clause (b) below), shall be converted into and shall automatically become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(b) each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time that is held by the Corporation or the Subsidiary (as treasury stock or otherwise) shall automatically be cancelled and returned to the status of authorized but unissued shares; and

(c) all of the shares of common stock of the Corporation issued and outstanding immediately prior to the Effective Time shall be converted, pro rata, into and shall automatically become a number of shares of common stock of the Surviving Corporation equal to the number of shares of Subsidiary Common Stock held by the Corporation immediately prior to the Effective Time.

RESOLVED FURTHER, that the Certificate of Incorporation and the Bylaws of the Subsidiary as in effect immediately prior to the Merger, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be changed to “reAlpha Tech Corp.”

RESOLVED FURTHER, that the directors and officers of the Subsidiary as in effect immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

RESOLVED FURTHER, that the Board recommends that the stockholders of the Corporation approve the Merger and the transactions contemplated thereby.

RESOLVED FURTHER, that the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, acting by written consent and without prior notice in accordance with Section 228 of the DGCL, will have approved the Merger.

RESOLVED FURTHER, that the executive officers of the Corporation (each, an “Authorized Officer’’) be, and each of them hereby is, authorized to prepare and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and pay any fees related to such filing.

2. General Authorizing Resolution

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute, deliver, and file all such further agreements, certificates, instruments, and documents, in the name and on behalf of the Corporation, and if requested or required, to pay or cause to be paid all expenses and to take all such other actions as deemed necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by the Authorized Officers, or any one of them, prior to the date of adoption of the foregoing resolutions, which actions would have been authorized by the foregoing resolutions but for the fact that such actions were taken prior to the date of adoption of such resolutions, are hereby severally ratified, approved, confirmed and adopted in all respects as actions of the Corporation.

RESOLVED FURTHER, that this Unanimous Written Consent may be executed in any number of counterparts, including by facsimile or electronic signature, each of which, when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Unanimous Written Consent is effective pursuant to Section 141(f) of the DGCL and shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

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IN WITNESS WHEREOF, the Board has executed this Unanimous Written Consent effective as of the date first above written.

BOARD OF DIRECTORS:

/s/ Brent Crawford
Brent Crawford

/s/ Dr. Arthur Langer
Dr. Arthur Langer

/s/ Brian Cole
Brian Cole

/s/ Giri Devanur
Giri Devanur

/s/ Monaz Karkaria
Monaz Karkaria